UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1224 Prospect Street, Suite 150, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

INmune Bio Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with five accredited investors.

Pursuant to the Securities Purchase Agreements, the Company sold  (the “Offering”) an aggregate of 460,545 shares (“Shares”) of the Company’s common stock (the “Common Stock”) at a purchase price of $9.00 per share and received proceeds of $4,144,900.

The investors in the Offering included Dr. Raymond J. Tesi, the Company’s Chief Executive Officer and a member of the Company’s  board of directors who purchased 11,100 Shares in the Offering for gross proceeds of $99,900 and  David Moss, the Company’s Chief Financial Officer, Secretary and Treasurer who purchased 5,000 Shares in the Offering for gross proceeds of $45,000.

Pursuant to the Securities Purchase Agreements, within 30 days after the effectiveness of a registration statement for the resale of securities issued to a certain investor as set forth in the Securities Purchase Agreements the Company agreed to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issued pursuant to the Securities Purchase Agreements.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated by reference, in its entirety, into this Item 3.02.

The Shares sold in the Offering described in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act, since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: May 6, 2019	By:	/s/ David Moss
David Moss
Chief Financial Officer

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